Exhibit 5.1

Joe Laxague

Partner

jlaxague@cronelawgroup.com

1 East Liberty, Suite 600, Reno, NV 89501

500 Fifth Ave, Suite# 938, New York, NY 10110

9665 Wilshire Boulevard, Suite 895, Beverly Hills, CA 90212

NV Office: 775.234.5221

www.cronelawgroup.com

May 27, 2021

Orbsat Corp.

18851 NE 29th Avenue, Suite 700

Aventura, FL 33180

Re:	Orbsat Corp. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel for Orbsat Corp., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “462(b) Registration Statement”), filed on May 27, 2021 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), which incorporates by reference the Company’s Registration Statement on Form S-1, as amended (File No. 333-253027) (the “Registration Statement”) declared effective by the Commission on May 27, 2021.

The 462(b) Registration Statement relates to the public offering and sale of the following additional securities of the Company (the “Additional Securities”):

1. Up to an additional $2,760,000 worth of Units to be offered and sold by the Company, each Unit to consist of:

a. one (1) share common stock, par value $0.0001 per share (all shares o0f common stock of the Company contained within the Units shall be referred to as the “Shares”); and

b. one (1) warrant to purchase one (1) share of common stock of the Company (all warrants contained within the Units shall be referred to as the “Warrants”) at an exercise price equal to the public offering price per Unit;

2. The shares of common stock of the Company, par value $0.0001 per share, issuable upon exercise of the Warrants (the “Warrant Shares”);

3. Warrants to purchase a number of shares of common stock of the Company equal to 5% of the number of Shares contained within the Units, at an exercise price equal to 110% of the public offering price of the Units, to be issued to Maxim Group, LLC or its designees, as representative for the Underwriters in the offering (the “Underwriter Warrants”); and

4. The shares of common stock of the Company, par value $0.0001 per share, issuable upon exercise of the Underwriter Warrants (the “Underwriter Warrant Shares”)

Orbsat Corp.

May 27, 2021

Page | 2

The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Maxim Group, LLC, as representative of the underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the 462(b) Registration Statement and the Registration Statement, as amended, and the exhibits thereto; (b) the Company’s Articles of Incorporation, as amended; (c) the Company’s Bylaws, as amended; (d) certain records of the Company’s corporate proceedings as reflected in its minute books (e) the form Underwriting Agreement; (f) the form of the Warrants; (g) the form of the Underwriter Warrants; and (h) such statutes, records and other documents as we have deemed relevant. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of Nevada and the federal laws of the United States of America.

Based upon the foregoing, it is our opinion that:

a. the Shares have been duly and validly authorized, and when the Registration Statement has become effective under the Act and the Shares have been issued, delivered, and paid for in accordance with the terms of the Underwriting Agreement, such Shares will be validly issued, fully paid and non-assessable shares of the Company’s common stock.

b. The Warrants have been duly and validly authorized, and when the Registration Statement has become effective under the Act and the Warrants have been issued, delivered, and paid for in accordance with the terms of the Underwriting Agreement, the Warrants will be validly issued and binding obligations of the Company, entitling the holders thereof to purchase shares of common stock of the Company in accordance with the terms set forth therein.

c. The Warrant Shares have been duly and validly authorized, and when: (i) the Registration Statement has become effective under the Act and the Warrants have been issued, delivered, and paid for in accordance with the terms of the Underwriting Agreement; and (ii) the Warrants have been validly exercised in accordance with the terms of the Warrants and the Warrant Shares have paid for as required thereunder, the Warrant Shares will be validly issued, fully paid and non-assessable shares of the Company’s common stock.

Orbsat Corp.

May 27, 2021

Page | 3

d. The Underwriter Warrants have been duly and validly authorized, and when the Registration Statement has become effective under the Act and the Underwriter Warrants have been issued and delivered to Maxim Group, LLC or its designees under the terms of the Underwriting Agreement, the Underwriter Warrants will be validly issued and binding obligations of the Company, entitling the holders thereof to purchase shares of common stock of the Company in accordance with the terms set forth therein.

e. The Underwriter Warrant Shares have been duly and validly authorized, and when: (i) the Registration Statement has become effective under the Act and the Underwriter Warrants have been issued and delivered to Maxim Group, LLC or its designees under the terms of the Underwriting Agreement; and (ii) the Underwriter Warrants have been validly exercised in accordance with the terms of the Underwriter Warrants and the Underwriter Warrant Shares have paid for as required thereunder, the Underwriter Warrant Shares will be validly issued, fully paid and non-assessable shares of the Company’s common stock.

We consent to the inclusion of this opinion as an exhibit to the 462(b) Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus contained in the Registration Statement.

Sincerely,

The Crone Law Group P.C.